EXHIBIT 10.41

Notice of Option Grant

Participant:     <first_name> <middle_name> <last_name>

Employee ID:     <emp_id>

Company:     Visa Inc.

Notice:
You have been granted the following stock option (the “Option”) to purchase Shares in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Stock Option Award Agreement (the “Agreement”) attached hereto.

Type of Award:     Nonqualified Stock Option

Grant ID:     <award_id>

Grant:     Grant Date: <award_date>
Option Price per Share: <award_price>
Number of Shares under Option: <shares_awarded>

Vesting:     The exercise of your Option is subject to the terms of the Plan and this Agreement.
Beginning on each of the following dates, you may exercise your Option to purchase the corresponding portion of the total number of Shares underlying your Option. You may then exercise your Option to purchase that portion of the Shares at any time until your Option terminates or expires.

Shares on Vesting Date
<vesting_schedule>

However, in the event of your termination of employment due to death or Disability (as those terms are defined in the Agreement), your Option will then immediately become fully exercisable or in the event of your termination of employment due to Retirement (as the term is defined in the Agreement), your Option will continue to vest according to the stated vesting schedule. Moreover, your Option and any Shares issued or cash payment(s) made hereunder are subject to rescission and forfeiture during Participant’s employment and for twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder if Participant engages in Detrimental Activity during such periods, as described in Section 4(f) below.

Expiration Date:	Your Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and the Agreement.

Acceptance:
To accept or reject your Stock Option award, please complete the online form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within ninety (90) days after the Grant Date. If you accept your award, you will be deemed to have agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of the Agreement. Your Agreement is available to you online in your Schwab Equity Award Center (EAC) account via this link https://www.schwab.com/public/eac/home.

Visa Inc.
2007 Equity Incentive Compensation Plan
Stock Option Award Agreement
This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.     Grant of the Option.
(a)    Subject to the provisions of this Agreement and the provisions of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of Class A Common Stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice.
(b)    The Option is intended to be a Nonqualified Stock Option.
2.     Exercisability of the Option.
The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the tenth anniversary of the Grant Date stated in the Grant Notice (the “Expiration Date”), subject to earlier termination as set forth in the Plan and this Agreement.
3.     Method of Exercise of the Option.
(a)    The Participant may exercise the Option, to the extent then exercisable, by delivering a written or electronic notice to the Stock Plan Administrator in a form satisfactory to the Committee specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b).
(b)    At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions and limitations as the Committee may prescribe: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (iii) a cashless (broker-assisted) exercise that complies with all applicable laws; (iv) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (v) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), and (iv).
(c)    The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.
4.     Termination.

Except as provided below, the Option shall terminate and be forfeited upon Termination of the Participant, and upon such termination and forfeiture of the Option; no Shares may thereafter be purchased under the Option. The Participant acknowledges that an important and material purpose of this Agreement, as a matter of the internal affairs of the Company, is to ensure that Participant’s interests and those of the Company remain aligned. This is achieved by Participant agreeing to avoid Detrimental Activity during the life of the Option and for a period of twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder. Avoidance of Detrimental Activity in accordance with the terms of this Agreement is understood to be a precondition to entitlement and retention of any award under this Agreement. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.
(a)    Termination by the Company without Cause or by Participant. Upon Termination of the Participant by the Company or a Subsidiary or Affiliate without Cause (as defined below), or by the Participant for any reason (other than a Termination under circumstances described in paragraph (b), (c), (d) or (e) of this Section 4, the Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable for a period of 90 days from the date of such Termination or the Expiration Date, if earlier. Any portion of the Option that is not exercisable as of the date of such Termination shall be immediately forfeited on such date. For the avoidance of doubt, Section 15.1(a) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(a).
(b)    Death and Disability. Upon Termination of the Participant due to the Participant’s death or disability (as defined under the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time (“Disability”)), the Option shall thereafter be immediately exercisable for all or any portion of the full number of Shares available for purchase under the Option and shall remain exercisable until the third anniversary of the date of such Termination or the Expiration Date, if earlier.
(c)    Retirement. Upon Termination of the Participant at or after the earlier of (i) attainment of normal retirement eligibility under the generally applicable retirement plan of the Company, a Subsidiary or an Affiliate under which the Participant is covered in his or her home country; or (ii) attainment of age sixty and five years of completed service and six months of service from the date of grant (“Retirement”), then the Shares subject to the Option shall continue to vest according to the vesting schedule set forth in the Grant Notice and the number of Shares of the award that have vested or become vested during this period will be available for purchase under the Option until the third anniversary of the date of such Termination or the Expiration Date, if earlier.
(d)    Termination for Cause. Upon Termination of the Participant by the Company, a Subsidiary or an Affiliate for Cause, any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate.
(e)    Change of Control. Notwithstanding any contrary provisions of this Section 4, if a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of such Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause, or by the Participant for Good Reason (as defined below), then the Option shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the first anniversary of the date of such Termination or the Expiration Date, if earlier. For the avoidance of doubt, Section 15.1(a) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(e).

(f)    Detrimental Activity. If, at any time during Participant’s employment by the Company, any Affiliate or a Subsidiary or within the later of (i) twelve (12) months after the Participant’s Termination (as defined in the Plan) or (ii) twelve (12) months after Participant is delivered Shares or cash payment(s) pursuant to this Award, Participant engages in any Detrimental Activity, then the Company may rescind any portion of the Award distributed to the Participant within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity and/or pursue any other remedies allowed under applicable law. In the event of such a rescission, any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate for no additional consideration by the Company and Participant will have no rights in same, and Participant shall immediately repay or return to the Company any cash payment(s) and Shares that have been paid or issued to Participant by the Company pursuant to this Agreement within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity. If any such Shares are no longer held by Participant then Participant shall pay the Company a sum equal to the Fair Market Value of the Shares at the time they were sold or otherwise conveyed to another party by Participant. This Section 4(f) shall be construed to supplement, and not contradict, replace or eliminate, any remedies available to the Company under Section 14, or otherwise available under applicable law.
(g)    Business Days. If the relevant date until which the Option would otherwise be exercisable specified in Section 4 (a), (b), (c) or (e) hereof is not a business day on which the main office of Visa Inc. is open for business, such relevant date shall be deemed to be the immediately next following such business day for purposes of such section. Notwithstanding the foregoing provisions of this Section 4, in no event may the Option be exercised after the Expiration Date.
5.     Non-Transferability of the Option.
The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by him or her; provided, however, that the Company may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Company may impose. Notwithstanding the foregoing, during the Participant’s lifetime, the Option may be transferred to and exercised by the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company, in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law.
6.     Taxes and Withholdings.
At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash, or make other arrangements, in accordance with Article XVII of the Plan, for the satisfaction of, any taxes of any kind and social insurance payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing the Company to withhold Shares otherwise issuable to the Participant upon exercise of the Option; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and/or (b) tendering to the Company a number of Shares then owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge and having an aggregate Fair Market Value as of the exercise date not greater than such tax and other obligations. Any such election made by the Participant must be (i) made on or prior to the applicable exercise date; and (ii) irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate.
Regardless of any action the Company, an Affiliate and/or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Option, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.
7.     No Rights as a Shareholder.
Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.
8.     No Right to Continued Employment.
Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.
9.     The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Unless defined herein, capitalized terms are used herein as defined in the Plan. Subject to Section 4(a) of this Agreement, in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
10.    Certain Defined Terms.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iii) fraud, misappropriation or embezzlement; (iv) a material breach of the Participant’s employment agreement or offer letter (if any) with the Company, a Subsidiary or an Affiliate; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that following a Change of Control, any such failure will only serve as the basis for a termination for Cause if it is willful; or (vi) any illegal act detrimental to the Company, a Subsidiary or an Affiliate.
(b)    “Good Reason” means: (i) a diminution in the Participant’s annual base salary, annual incentive opportunity or annual long-term incentive award opportunity, as applicable, in effect immediately prior to the Change of Control l; (ii) the assignment to the Participant of any duties inconsistent with the Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to such Change of Control or any action by the Company that results in a diminution in any of the foregoing from those in effect immediately prior to such Change of Control, or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination by a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason.
(c)    “Detrimental Activity” means: (i) providing services or material assistance to any payments business that is in competition with the payments business of the Company in the United States or any other country where the Company does business; (ii) soliciting or knowingly inducing a Company customer that Participant had material dealings with or was provided confidential information about while employed with the Company to cease or reduce doing business with the Company or to divert a business opportunity related to the Company’s line of business to another party; or, (iii) soliciting or knowingly inducing an employee of the Company that Participant gained knowledge of while employed with the Company to leave the employment of the Company. Detrimental Activity is not intended to include (i) duly authorized activity undertaken for the benefit of the Company in the ordinary course of Participant’s employment duties for the Company, (ii) employment with an independently operated subsidiary, division, or unit of a diversified corporation so long as the independently operated business unit at issue is truly independent and does not compete in any way with the Company; or, (iii) holding a passive and non-controlling ownership interest of less than 5% of the stock or other securities of a publicly traded company.
11.    Compliance with Laws and Regulations.

(a)    The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)    It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.
(c)    If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.    Notices and Consent to Service of Process.
Any notice or other communication provided for hereunder shall be made in writing and deemed given (a) three days after being deposited in the U.S. mail, first class, postage prepaid, certified receipt requested, or (b) when delivered by a nationally recognized overnight courier which provides confirmation of delivery. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration in the Benefits Department, or such other address as the Company may from time to time specify, and any notice that involves service of legal process on the Company shall be directed to Company’s Registered Agent for purposes of service of legal process. All notices and service of legal process to the Participant shall be addressed to the Participant at the Participant’s last known address in the Company's records or such forwarding address as Participant may provide to the Company in writing and in accordance with this Section 12.
13.    Other Plans.

The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.    Clawback Policy.
Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, Option granted and/or Shares issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
15.    Rights of Participant.
In accepting the grant, the Participant acknowledges that:
(a)     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)     the grant of the Options is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants of Options, or benefits in lieu of Options;
(c)     all decisions with respect to any future grants will be at the sole discretion of the Company;
(d)     the Options do not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and /or Subsidiaries, and are not part of the terms and conditions of the Participant’s employment;
(e)     no provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan);
(f)     if the Participant ceases to be an employee of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan;
(g)     notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of the Participant’s employment for any reason other than a termination pursuant to which accelerated or continued vesting occurs as provided in Section 4 hereof, the Participant’s right to receive Options and vest in Options under the Plan, if any, will terminate immediately on the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); and
(h) notwithstanding any provisions in this Agreement, the Option Granted hereunder shall be subject to any special terms and conditions for Participant’s country set forth in the Addendum attached hereto as Exhibit A. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
16.    Data Protection.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing his participation in the Plan.
(b)     The Participant acknowledges that the Group holds certain personal information about him, including, but not limited to, his name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)     The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. The Participants authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Participant understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Participant understands, however, that refusing or withdrawing his consent may affect his ability to participate in the Plan.
17.    Choice of Law and Forum / Consent to Jurisdiction.
In order to maintain uniformity in the interpretation of this Agreement across the Company’s operations in many different locations, the parties have expressly agreed that this Agreement shall be governed by and enforced under the laws of the State of Delaware, without regard to any contrary principles of conflict of laws of Delaware or another state. The parties further agree that any legal action, suit or proceeding arising from or related to this Agreement shall be instituted exclusively in a state or federal court of competent jurisdiction located in Delaware. The parties consent to the personal jurisdiction of such

Delaware courts over them, waive all objections to the contrary, and waive any and all objections to the exclusive location of legal proceedings in Delaware (including, without limitation, any objection based on cost, convenience or location of relevant persons). The parties further agree that there shall be a conclusive presumption that this Agreement has a significant, material and reasonable relationship to the State of Delaware.

EXHIBIT A
ADDENDUM - COUNTRY SPECIFIC TERMS AND CONDITIONS
FOR THE STOCK OPTION AWARD AGREEMENT
This Exhibit includes additional terms and conditions that govern the options granted to you under the Plan if you work or reside in one of the countries listed below. This Exhibit also includes other information that could impact your participation in the Plan. Capitalized terms used but not defined in this Exhibit have the meanings set forth in the Plan and/or the Agreement. This Exhibit forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.
The Exhibit is based on the securities, exchange control, and other laws in effect as of November 2014. However, such laws are often complex and change frequently and may be out of date at the time that the Options vest or are exercised or when you sell Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result or make any recommendation regarding the Option. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation prior to taking any action in relation to the Plan.
ADDITIONAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS OUTSIDE THE UNITED STATES
Securities Law Notice. Unless otherwise noted, neither the Company nor the Shares are registered with any stock exchange outside the United States. The Agreement (of which this Exhibit is a part), the Notice of Option Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.
Foreign Exchange Restrictions. Any cross-border cash remittance made to exercise the Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such entity certain information regarding the transaction. Moreover, you understand and agree that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value, even below the Option Price. Neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or any taxes or other amounts under the Option).
Termination of Service. For the avoidance of doubt, “Termination” for purposes of the Option, including your right to vest in the Options and the starting point for any post-termination exercise period under the Agreement, will be deemed to occur as of the date you are no longer actively providing services as an Employee or Consultant (except, in certain circumstances, to the extent you are on an approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law, unless otherwise determined by the Company in its sole discretion. The Company shall have the exclusive discretion to determine when you are no longer providing services and the date of Termination for purposes of the Option.
Taxes. Payments, withholdings, and liabilities under Section 6 of the Agreement shall also apply to any taxes, social contributions, required deductions, or other payments (if any) that may arise upon the grant, vesting, or exercise of the Option, ownership or disposition of Shares, receipt of dividends (if any), or otherwise in connection with the Option or the Shares. As a condition to the grant, vesting and exercise of this Option, you agree to indemnify the Company and any Subsidiary or Affiliate for any such amounts, which may exceed any amount actually withheld by the Company or any

Subsidiary or Affiliate. You also acknowledge and agree that you are responsible for filing all relevant documentation that may be required in relation to this Option or the Shares pursuant to applicable laws, such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Further, if you become subject to tax or any other required payments in more than one jurisdiction, you acknowledge that the Company or any Subsidiary or Affiliate may be required to withhold or account for such amounts in more than one jurisdiction.
Communications. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, this Option, any Shares, or any other Company-related documents by electronic means. By accepting this Option, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to this Option in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Option and the Shares subject to this Option, and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the applicable law of the country in which you are residing or working at the time of grant, vesting and exercise of the Option or the sale of Shares received pursuant to the Option (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may restrict or prevent exercise of the Option or subject you to additional terms and conditions or procedural or regulatory requirements that you are or will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to items listed below in this Exhibit.
BRAZIL
Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil (including shares of Company common stock) to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US $100,000. In addition, if you engage in a cash exercise, you will need to work with your bank to determine the appropriate documentation to be completed to effect a transfer of currency outside of Brazil for the purchase of shares.
CANADA
Exercise. You will not be permitted to exercise the Option by surrendering shares that you already own for the payment of the Option Price (e.g., a “stock swap” exercise).
Foreign Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.
French Language Provision. The following will apply if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention ("Agreement"), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement a la présente convention.
CHILE
Exchange Control Information. It is your responsibility to make sure that you comply with exchange control requirements in Chile when the value of your share transaction is in excess of US $10,000. If your aggregate investments held outside of Chile exceeds US $5,000,000 (including shares acquired under the Plan), you must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Annual Tax Reporting Obligation. The Chilean Internal Revenue (the "CIRS") requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the gains/losses from foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 "Annual Sworn Statement Regarding Credits for Taxes Paid Abroad" and Tax Form 1851 "Annual Sworn Statement Regarding Investments Held Abroad." If you are not a Chilean citizen and have been a resident in Chile for less than three years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.
FRANCE
Consent to Receive Information in English. By accepting the award, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d'actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Foreign Ownership Reporting. If you hold shares of common stock outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when you file your annual tax return.
GUATEMALA
Foreign Exchange Restriction. If you exercise the Option via a cash payment, you may be subject to limitations on the amount of funds that may be remitted. Certain foreign exchange transactions in Guatemala are limited to US $10,000 monthly.
HONG KONG
Securities Notification. Warning: The options and shares issued at exercise do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Parent, Subsidiary or Affiliates. The Agreement, including this Exhibit, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a "prospectus" for a public offering of securities under the applicable securities legislation in Hong Kong nor have the documents been reviewed by any regulatory authority in Hong Kong. The options are intended only for the personal use of each eligible employee of the Employer, the Company or any Parent or Subsidiary and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Exhibit, or the Plan, you should obtain independent professional advice.

INDIA
Exchange Control Information. If you exercise the Option, you must exercise via a cashless sell-all method unless otherwise permitted by the Company. You understand that you must repatriate any proceeds from the sale of shares acquired under the Plan and any dividends to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate ("FIRC") from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or your employer requests proof of repatriation.
Tax Information. The amount subject to tax at exercise will partially be dependent upon a valuation that the Company will obtain from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.
INDONESIA
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement or the Plan, due to regulatory requirements in Indonesia, you will be required to exercise your option using the cashless sell-all exercise method whereby all shares of common stock subject to the exercised option will be sold immediately upon exercise and the proceeds of the sale, less the Option Price, any taxes or other amounts under Section 6 of the Agreement and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations. You will not be permitted to acquire and hold shares of common stock upon exercise. The Company reserves the right to provide additional methods of exercise to you in the future depending on the development of local law.
JAPAN
Foreign Exchange Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of the Shares. In addition, if you pay more than ¥30,000,000 in a single transaction for the Shares at exercise of the Option, you must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that you pay on a one-time basis at exercise of the Option exceeds ¥100,000,000, you must file both a Payment Report and a Securities Acquisition Report.
KOREA
Exchange Control Information. If you realize US $500,000 or more from the sale of shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.
MACEDONIA
Foreign Ownership Reporting. You may only exercise the Option via a cashless exercise method. In addition, the acquisition and sales of foreign securities by authorized residents should be reported to the National Bank of Macedonia on a regular basis and when any acquisition or sale is undertaken. It is your obligation to comply with these requirements.
MALAYSIA
Securities Law Notice. The grant of Options in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a

consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.
Director Notification Obligation. If you are a director of the Company's Malaysian Subsidiary or Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when you receive or dispose of an interest (e.g., an Option or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Labor Law Acknowledgment. The invitation Visa Inc. is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. The Company reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Visa Inc., nor does it establish any rights between you and your employer.
NEW ZEALAND
Securities Law Notice. You are being offered ordinary shares in the Company. This investment gives you a stake in the ownership of the Company. You could receive a return if the Company becomes more valuable, and you may also receive dividends, if the Company decides to pay them. If the Company runs into financial difficulties and is wound up, shareholders will only be paid after all other creditors have been paid, resulting in you losing some or all of the money you invested. The Company’s Shares are listed and approved for trading on the New York Stock Exchange. This means that you can sell your investment on the New York Stock Exchange if there are buyers for it. If you sell your investment, the price you get may vary depending on factors such as the financial condition of the Company. You may receive less than the full amount that you paid for it.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme and is not intended to be an offer of securities to the public. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. To comply with New Zealand legal requirements we are required to inform you that the Company may be in possession of information in relation to the Company that is not publicly available and would be likely to affect materially the price of the securities if it were so disclosed. In addition, you are directed to the Company’s most recent annual report and published financial statements. The annual report and financial statements may be obtained electronically on the Company’s website at www.visa.com under Investor Relations. You may also obtain such information at no cost by contacting your Human Resources Department. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
PAKISTAN
Exchange Control Information. You may only exercise the Option via a cashless exercise method, or you may otherwise be required to obtain approval from the State Bank of Pakistan to purchase foreign currency and remit it outside of Pakistan for the purchase of Shares. In addition, you may be required to register ownership of Shares with the State Bank of Pakistan using Form V-96. You also understand that you must repatriate any proceeds from the sale of shares acquired under the Plan to Pakistan within one (1) month of receipt.
PHILIPPINES
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
RUSSIA
Securities Law Notice. Neither this offer nor the distribution of related documentation, constitute the public circulation of securities in Russia. You will receive shares in a brokerage account held in your name outside of Russia, but a stock certificate will not be issued to you. You are not permitted to transfer any shares received under any Visa Inc. employee equity program into Russia.
Foreign Account and Repatriation Requirement. Under recent changes to Russian currency control regulations, you may be prohibited from receiving funds into a non-Russian bank or brokerage account.  Noncompliance with such rules, if applicable, may be subject to administrative sanction and fines.  You should therefore immediately transfer any proceeds from the sale of your Visa Inc. shares (or any dividends on the shares you hold) into your personal bank account in Russia.  You are responsible for ensuring compliance with all currency control laws in Russia in relation to your participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax authorities.
SERBIA
Foreign Investment Reporting. Upon acquiring Shares, you will be obliged to submit reports to the National Bank of Serbia on your securities portfolio by the end of each quarter or otherwise as regulated by the applicable regulations.
SINGAPORE
Securities Law Information. The Option is being granted in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) ("SFA") pursuant to which it is exempt from the prospectus and registration requirements under the SFA. By accepting the Option, you agree you will not sell any Shares under the Option within six (6) months of the date of grant of the Option. Please note that neither this Agreement nor any other document or material in connection with this offer of the Option and the Shares thereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.
Director Notification Obligation. If you are a director, associate director or shadow director of the Company's Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company's Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., Options or Shares) in the Company or any Parent, Subsidiary or Affiliate. In addition, you must notify the Company's Singapore Subsidiary or Affiliate when you sell Shares or shares of any Parent, Subsidiary or Affiliate (including when you sell Shares issued at exercise). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Parent, Subsidiary or Affiliate. In addition, a notification of your interests in the Company or any Parent, Subsidiary or Affiliate must be made within two days of becoming a director.
Exit Tax and Deemed Exercise Rule. If you have received the Option in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on the Option on a “deemed exercise” basis, even if the Option has not yet vested.  You should discuss your tax treatment with your personal tax advisor.
SOUTH AFRICA
Taxes. By accepting the Option, you agree that, immediately upon exercise of the Option, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon exercise, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.
Exchange Control Information. Any cross-border fund transfers you make in order to exercise your Option or to receive proceeds from the sale of any Shares are subject to the requirements of the South African Reserve Bank.  Assuming you are a taxpayer in good standing and over the age of 18 years, you are allowed, in terms of your annual allowance, to invest a total of ZAR 4 million per calendar year outside the common monetary area and to partake in share incentive or share option schemes offered by foreign parent companies.  However, in order to remit funds to purchase shares upon Option exercise, you must complete a SARS Application for Tax Clearance Certificate and submit it to the tax authorities to receive a Tax Clearance Certificate.  Once this is done, you may take the Tax Clearance Certificate, along with your ID (including a copy), to the Authorised Dealer at your commercial bank that will process the foreign payment.  Please note that the Company is not responsible for obtaining a valid Tax Clearance Certificate.
SPAIN
Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores ("DGPCIE") of the Ministerio de Economia, the Bank of Spain, and the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine your specific reporting obligations.
Currently, you must declare the acquisition of shares to DGPCIE for statistical purposes. You must also declare the ownership of any shares with DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.
In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.
If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.
TAIWAN
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US $5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US $500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Exchange Control Information. In case of cash exercise of the Option, you may be requested to submit certain supporting documentation to your commercial bank in relation to the Option; should you require copies of Plan or other documentation for this purpose, please contact your local Human Resources department. In addition, you must repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of receipt of such proceeds. If the amount of your proceeds is US $50,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand.
UNITED KINGDOM
Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Parent or Subsidiary employing or retaining you in connection with the Options and any event giving rise to Withholding Taxes (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Parent or Subsidiary employing or retaining you. You further agree that the Company and/or the Parent or Subsidiary employing or retaining you may collect Employer’s NICs from you by any of the means set forth in the Agreement.
If you do not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by you and the Company or the Parent or Subsidiary employing or retaining you, as applicable, the Company, in its sole discretion and without any liability to you, may choose not to allow you to exercise the Option and you will forfeit your Option.
Tax and National Insurance Contributions Acknowledgment. You agree that if you do not pay or your employer or the Company does not withhold from you the full amount of Withholding Taxes that you owe due to exercise, or the release or assignment of the Options for consideration, or the receipt of any other benefit in connection with the Options (the "Taxable Event") within 90 days after the end of the U.K. tax year during which the Taxable Event occurs (“Due Date”), or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by you to the employer, effective 90 days after the Due Date. You agree that the loan will bear interest at the HMRC's official rate and will be immediately due and repayable by you, and the Company and/or the employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Company or the employer, by withholding in shares issued upon exercise of the Options or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.
Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and Withholding Taxes are not collected from or paid by you within 90 days of the Due Date, the amount of any uncollected Withholding Taxes may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in the Agreement.

VENEZUELA
Exchange Control Information. Please consult your personal advisor prior to exercising the Option and prior to repatriating any foreign currency to Venezuela to ensure compliance with the applicable exchange control regulations in Venezuela. Although the foreign exchange rules have changed recently, if you exercise your option, it may still be recommended to exercise via a cashless method only.